UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2023
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gina Goetter will be stepping down as Chief Financial Officer of the Company effective April 28, 2023. Ms. Goetter served as the Company’s CFO since September 2020. As Ms. Goetter pursues another opportunity outside the Company, we wish her well with our gratitude and respect for her many contributions to Harley-Davidson. David Viney, 58, Vice President and Treasurer of the Company will assume the role of Interim Chief Financial Officer of the Company, effective April 28, 2023, in addition to maintaining his duties as Treasurer of the Company. Mr. Viney has been in his current position since June 2022. Prior to joining the Company, Mr. Viney served for 3 years as Vice President and Treasurer, and 2 years as Vice President Global Capital Markets and Securitization at Terex Corporation.

The Human Resources Committee of the Board of Directors of the Company has approved compensation for Mr. Viney that is commensurate with his additional duties as Interim Chief Financial Officer. That compensation will include without limitation eligibility for a $150,000 bonus, which becomes payable upon the appointment of a permanent Chief Financial Officer. The Company is executing an external search for an individual to fill this leadership role.
A copy of the press release issued by the Company announcing the CFO transition is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release of Harley-Davidson, Inc. dated April 12, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: April 12, 2023	/s/ Paul J. Krause
Paul J. Krause
Secretary

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